                           AMENDMENT NUMBER FOUR TO
                          LOAN AND SECURITY AGREEMENT


     THIS AMENDMENT NUMBER FOUR TO LOAN AND SECURITY AGREEMENT, dated as of May 9, 2000 (this "Amendment"), amends that certain Loan and Security Agreement, dated as of April 3, 1997 (as amended from time to time, the "Loan Agreement"), by and between TRANSCEND SERVICES, INC., A Delaware corporation ("Borrower"), on the one hand, and COAST BUSINESS CREDIT, a division of Southern Pacific Bank, a California corporation ("Coast"), on the other hand. All initially capitalized terms used in this Amendment shall have the meanings ascribed thereto in the Loan Agreement unless specifically defined herein.

                                R E C I T A L S

     WHEREAS, Borrower and Coast wish to amend the Loan Agreement pursuant to the terms and provisions set forth in this Amendment; and

     NOW, THEREFORE, the parties hereto agree as follows:

                               A M E N D M E N T

     Section 1.  AMENDMENT TO THE FIRST PARAGRAPH OF SECTION 1 OF THE SCHEDULE
                 -------------------------------------------------------------
CONCERNING THE "MAXIMUM DOLLAR AMOUNT".  The first paragraph of Section 1 of the
--------------------------------------
Schedule to the Loan Agreement concerning the "Maximum Dollar Amount" is hereby amended by deleting such first paragraph in its entirety and replacing it with the following:

     "Loans in a total amount at any time outstanding not to exceed Three Million Dollars ($3,000,000) (the "Maximum Dollar Amount") consisting of Outsourcing Contract Loans (as hereinafter defined), Transcription Services Receivable Loans (as hereinafter defined), Transcription Services Contract Loans (as hereinafter defined) and Capital Expenditure Loans (as hereinafter defined)."

     Section 2.  AMENDMENT TO THE SECOND PARAGRAPH OF SECTION 2 OF THE SCHEDULE
                 --------------------------------------------------------------
TO THE LOAN AGREEMENT CONCERNING THE "MINIMUM MONTHLY INTEREST". The second
---------------------------------------------------------------
paragraph of Section 2 of the Schedule to the Loan Agreement concerning the "Minimum Monthly Interest" is hereby amended by deleting such second paragraph in its entirety and replacing it with the following:

     "An amount per month equal to fifty percent (50%) of the product of the Maximum Dollar Amount times the Prime Rate plus the Applicable Margin in effect for the month of determination of the Minimum Monthly Interest."

     Section 3.  AMENDMENT TO SECTION 3 OF THE SCHEDULE TO THE LOAN AGREEMENT
                 ------------------------------------------------------------
CONCERNING THE "FACILITY FEE".  Section 3 of the Schedule to the Loan Agreement
-----------------------------
concerning the "Facility Fee" is hereby amended by deleting the existing Facility Fee provision and replacing it with the following:

     "Facility Fee:  Two Thousand Five Hundred Dollars ($2,500) per calendar quarter, payable in advance of the first Business Day of each calendar quarter."

     Section 4.  CONDITION PRECEDENT.  The effectiveness of this Amendment is
                 -------------------
expressly conditioned upon the receipt by Coast of a fully executed copy of this Amendment.

     Section 5.  ENTIRE AGREEMENT.  The Loan Agreement, as amended hereby,
                 ----------------
embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. Borrower represents, warrants and agrees that in entering into the Loan Agreement and consenting to this Amendment, it has not relied on any representation, promise, understanding or agreement, oral or

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written, of, by or with, Coast or any of its agents, employees, or counsel, except the representations, promises, understandings and agreements specifically contained in or referred to in the Loan Agreement, as amended hereby.

    Section 6.   CONFLICTING TERMS.  In the event of a conflict between the
                 -----------------
terms and provisions of this Amendment and the terms and provisions of the Loan Agreement, the terms of this Amendment shall govern. In all other respects, the Loan Agreement, as amended and supplemented hereby, shall remain in full force and effect.

    Section 7.   MISCELLANEOUS.  This Amendment shall be governed by and
                 -------------
construed in accordance with the laws of the State of California. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Amendment by signing such counterpart.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

                                            BORROWER:

                                            TRANSCEND SERVICES, INC.,
                                            a Delaware corporation

                                            By  /s/ Larry G. Gerdes
                                                -------------------
                                                    President
                                            By  /s/ Doug Shamon
                                                ---------------
                                                    Secretary
                                            COAST:

                                            COAST BUSINESS CREDIT,
                                            a division of Southern Pacific Bank

                                            By  /s/ Phoebe Holden
                                                -----------------
                                            Title  Account Executive, AVP
                                            -----------------------------
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                             CONSENT OF GUARANTOR


          The undersigned, as guarantor of the Obligations (as defined in that certain Loan and Security Agreement, dated as of April 3, 1997, (as amended, together with all supplements, addenda, exhibits and schedules thereto, the "Agreement"), entered into by and between Coast Business Credit, a division of Southern Pacific Bank, a California corporation ("Coast"), and Transcend Services, Inc., a Delaware corporation ("Borrowers"), under its Continuing Guaranty, dated as of April 3, 1997, entered into by the undersigned (the "Guaranty"), hereby acknowledges notice of the foregoing Amendment Number Four to Loan and Security Agreement, dated as of May 9, 2000 (the "Amendment"), between Coast and Borrower, consents to the terms contained therein, and agrees that its Continuing Guaranty shall remain in full force and effect.



Dated as of May 9, 2000                      SULLIVAN HEALTH MANAGEMENT
                                             SERVICES, INC.,
                                             a Georgia corporation


                                             By  /s/ Doug Shamon
                                                 ---------------

                                             Title  CFO
                                                    ---